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                                                                    Exhibit 10.6

                                 INPHONIC, INC.
             SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         This Series D Convertible Preferred Stock Purchase Agreement (the "Agreement") is entered into as of August 7, 2001, by and among InPhonic, Inc., a Delaware corporation (the "Company"), Sterling Communications, Inc., a Maryland corporation ("Sterling") and a wholly-owned subsidiary of the Company, and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A-I, Exhibit A-II and Exhibit A-III (together, "Exhibit A") (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    Recitals

         Whereas, the Company has authorized the sale and issuance of an aggregate of 9,089,329 shares (the "Shares") of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Stock"); and

         Whereas, the Company desires to sell and issue the Shares to the Purchasers, on the terms and conditions set forth herein, and the Purchasers desire to purchase the Shares, on the terms and conditions set forth herein.

         Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement To Sell And Purchase.

            1.1 Authorization of Shares. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to the Purchasers of the Shares, and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and the Warrant Shares (as defined in Section 2.6(b) below) (together, the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Fourth Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit B (the "Certificate of Incorporation").

            1.2 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A-I, Exhibit A-II or Exhibit A-III, as applicable, at a purchase price of $1.650286766 per share (the "Series D Price").

            1.3 Covenant to Issue Additional Warrant if No Qualifying Closing.

            (a) For purposes hereof:

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                (i)   A "Qualifying Closing" shall mean the Closing (as defined
below) at which the gross proceeds to the Company from the sale of Shares plus the gross proceeds to the Company from the sale of Shares at any prior Closing(s) equal or exceed $8,000,000.

                (ii) "Bridge Loan Agreement" shall mean that certain Bridge Loan Agreement, dated as of July 17, 2001, by and among the Company and certain of the Purchasers (the "Bridge Loan Purchasers").

            (b) In the event that a Qualifying Closing does not occur on or prior to the expiration of one hundred eighty (180) days after the First Closing Date (as defined in Section 2.2 below), the Company shall issue to the Bridge Loan Purchasers warrants to purchase shares of Series D Stock at an exercise price of $0.01 per share (collectively, the "Additional Warrants"). In such case, each Bridge Loan Purchaser will be issued an Additional Warrant (substantially in the form of the Warrant attached hereto as Exhibit C) to purchase such number of shares (the "Additional Warrant Shares") of Series D Stock that is equivalent to: (x) the quotient obtained by dividing (1) the number of Shares issued to such Bridge Loan Purchaser pursuant to Section 1.2 of this Agreement multiplied by the Series D Price by (2) $1.015561087 minus (y) the number of Shares issued to such Bridge Loan Purchaser pursuant to Sections
1.2 of this Agreement. The Additional Warrant Shares shall have the same rights and preferences as the Shares and shall be delivered to the Bridge Loan Purchasers within five (5) business days following the expiration of the foregoing one hundred eighty (180) day period.

            1.4 Covenant to Issue Additional Warrants Based on Revenue
Shortfall.

            (a) For purposes hereof:

                (i) "First Anniversary Revenue Period" shall mean the twelve-month period ended on the first anniversary of the Closing Date (the "First Anniversary Date")

                (ii)  "Net Realized Revenues" for a Revenue Period shall equal
(i) with respect to any payments from carriers and any payments for the shipment of telephone handsets, the gross amount of payments received by the Company during such Revenue Period and the ninety (90)-day period following such Revenue Period (such fifteen (15) month period, the "Collection Period") for products and services invoiced and shipped or otherwise provided during such Revenue Period less any valid returns and credits provided by the Company during such Collection Period relating to payments from carriers and payments for the shipment of telephone handsets and (ii) for all other revenue sources, the gross fees received by the Company during the Collection Period for all products and services invoiced and shipped or otherwise provided during such Revenue Period less credits provided to customers with respect to any products or services that were invoiced and shipped or otherwise provided during such Revenue Period and returned to the Company by customers during the related Collection Period.

                (iii) "Revenue Periods" shall mean the First Anniversary Revenue Period and the Year End Revenue Period.

                (iv) "Year End Revenue Period" shall mean the twelve months ended December 31, 2001.

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            (b) Within one hundred twenty (120) days following the end of each
Revenue Period, the Company shall deliver to each Purchaser a statement of the Net Realized Revenues for such Revenue Period (each, a "Revenue Statement"). Each Revenue Statement shall set forth the Net Realized Revenues for the Revenue Period in such detail as shall be mutually agreed upon by the Company and the Purchasers. The Purchasers may cause an independent accounting firm to review the Revenue Statements, and the Purchasers and the Purchasers' accounting firm shall have access to the books and records of the Company and any work papers prepared by the Company in the preparation of the Revenue Statements. The Purchasers shall have the right to object, by written notice to the Company, to any item on, or any other matter relating to, a Revenue Statement. If the Purchasers do not give the Company such notice within thirty (30) days after receipt of a Revenue Statement, the Purchasers shall be deemed to have accepted the Revenue Statement. If the Purchasers do so object, and if the Company and the Purchasers are unable, within thirty (30) days after receipt by the Company of the Purchasers' notice of objection, to resolve any disputes regarding the Revenue Statement, such disputes shall be referred to a nationally recognized independent accounting firm mutually agreed upon by the Company and the Purchasers, or, if no such agreement can be reached, then each of the Company and the Purchasers shall appoint one independent accounting firm, which accounting firms shall pick a third independent accounting firm to which such disputes shall be referred. The accounting firm to which such dispute is referred shall, within thirty (30) days after such disputes have been referred to it, deliver to the Company and the Purchasers a written report resolving such disputed matters, and its determination shall be conclusive and binding upon the Company and the Purchasers. In the event that any dispute regarding a Revenue Statement is referred to an independent accounting firm or firms, the cost thereof shall be divided equally between the Company and the Purchasers.

            (c) In the event that the Company's Net Realized Revenues (as finally determined pursuant to paragraph (b) above) fail to equal or exceed $35,000,000 in each of the Year End Revenue Period and the First Anniversary Revenue Period (a "Revenue Shortfall"), the Company shall issue to the Purchasers warrants to purchase shares of Series D Stock at an exercise price of $0.01 per share (collectively, the "Shortfall Warrants"). In such case, each Purchaser will be issued a Shortfall Warrant (substantially in the form of the Warrant attached hereto as Exhibit C) to purchase such number of shares (the "Shortfall Warrant Shares") of Series D Stock that is equivalent to: (x) the quotient obtained by dividing (1) the number of Shares issued to such Purchaser pursuant to Section 1.2 of this Agreement multiplied by the Series D Price by
(2) $1.015561087 minus (y) the number of Shares issued to such Purchaser pursuant to Sections 1.2 of this Agreement. The Shortfall Warrant Shares shall have the same rights and preferences as the Shares and shall be delivered to the Purchasers together with the Revenue Statement for the First Anniversary Revenue Period if the Company and the Purchasers agree that there has been a Revenue Shortfall or, if there is a dispute regarding the Net Realized Revenues, upon a final determination (in accordance with paragraph (b) above) that a Revenue Shortfall occurred. Notwithstanding the foregoing, the Company's obligation to issue such Shortfall Warrants shall terminate if, prior to the First Anniversary Date, the Company (i) enters into a definitive agreement for a revenue producing strategic business-to-business or business-to-enterprise transaction with AOL Time Warner, Inc. or one of its affiliated organizations, (ii) sells, in a single transaction or in a series of related transactions, to a person, business entity, or group of persons or business entities shares of the Company's Common Stock or other equity securities of the Company convertible into or exercisable for Common Stock for an aggregate

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consideration valued at $7,500,000 or more at a per share purchase price of at least $2.151 or (iii) closes a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Company in which (A) the public offering price is at least $4.13985537 per share (subject to adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization affecting the capital stock of the Company, together an "Adjustment") and (B) the aggregate net proceeds (after deduction of underwriter's discounts and commissions) to the Company are at least $20,000,000. For the avoidance of doubt, if the Company's Net Realized Revenues (as finally determined pursuant to paragraph (b) above) equal or exceed $35,000,000 for either the Year End Revenue Period or the First Anniversary Revenue Period, then the Company shall not be obligated to issue any Shortfall Warrants to the Purchasers and the Purchasers shall not be entitled to any such Shortfall Warrants.

         2. Closings.

            2.1 Closings. The sale and purchase of the Shares under this Agreement shall take place at two or more closings (each of which is referred to in the Agreement as a "Closing").

            2.2 First Closing. The first Closing (the "First Closing") shall be held at the offices of Shaw Pittman LLP, 1650 Tysons Boulevard, 14/th/ Floor, McLean, Virginia 22102 at 10:00 a.m. Eastern Time on August 7, 2001 (the "First Closing Date"). At the First Closing, the Company shall deliver to each Purchaser listed on Exhibit A-I (a "First Closing Purchaser") such number of Shares to be purchased by such First Closing Purchaser at the First Closing as set forth on Exhibit A-I opposite each First Closing Purchaser's name by delivery to each First Closing Purchaser of a certificate representing the number of Shares to be purchased at the First Closing by such First Closing Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing. If at the First Closing any of the applicable conditions specified in Section 5.1 shall not have been fulfilled, each First Closing Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

            2.3 Second Closing.

            (a) The second Closing (the "Second Closing") shall be held at the offices of Shaw Pittman LLP, 1650 Tysons Boulevard, 14/th/ Floor, McLean, Virginia 22102 at 10:00 a.m. Eastern Time on August 31, 2001 or as soon thereafter as practicable following the satisfaction or waiver of all of the conditions to the Second Closing set forth in Section 5.2 and Section 5.3, as applicable, of this Agreement and in any event no later than sixty (60) days after the First Closing Date (which time, date and place are referred to herein as the "Second Closing Date"). At the Second Closing, the Company shall deliver to each Purchaser listed on Exhibit A-II (a "Second Closing Purchaser") such number of Shares to be purchased by such Second Closing Purchaser at the Second Closing as set forth on Exhibit A-II opposite each Second Closing Purchaser's name by delivery to each Second Closing Purchaser of a certificate representing the number of Shares to be purchased at the Second Closing by such Second Closing Purchaser,

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against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing. If at the Second Closing any of the applicable conditions specified in Section 5.2 or Section 5.3, as applicable, shall not have been fulfilled, each Second Closing Purchaser shall, at its election, be relieved of all of its obligations under this Agreement in respect of the Second Closing without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment; provided, however, that a Second Closing Purchaser shall not be relieved of its obligations under this Agreement in respect of the Second Closing if the condition specified in Section 5.2(a) would not be fulfilled (but all of the other conditions specified in Sections 5.2 and 5.3 have been fulfilled) by the fact of such Second Closing Purchaser's failure to participate in the Second Closing.

            (b) At the Second Closing, the Company may sell to such purchasers (the "Additional Second Closing Purchasers") as may be approved by the holders of at least sixty percent (60%) of the Shares purchased at the First Closing, such number of additional shares of Series D Stock as is equal to the difference between (x) 9,089,329 and (y) the number of shares of Series D Stock sold at the First Closing and the number of Shares to be purchased at the Second Closing by the Second Closing Purchasers; provided, however, that the Company shall not be required to obtain approval of any holder or holders of Shares purchased at the First Closing with respect to any Additional Second Closing Purchaser to the extent that the fact of such Additional Second Closing Purchaser's participation in the Second Closing would have the result of the Second Closing being the Qualifying Closing. At the Second Closing, (i) each Additional Second Closing Purchaser (if any) shall execute and deliver a counterpart signature page hereto, whereupon such Additional Second Closing Purchaser shall become a "Purchaser" hereunder and the shares of Series D Stock purchased by such Additional Second Closing Purchaser shall be deemed to be "Shares" for purposes of this Agreement, and (ii) the Company shall cause Exhibit A-II to be amended to reflect the purchases made by the Additional Second Closing Purchasers.

            2.4 Subsequent Closing(s). Subject to the provisions hereof, the Company may sell additional shares of Series D Stock, at any time prior to thirty (30) days after the Second Closing, in one or more closings (each, a "Subsequent Closing"), to such purchasers ("Subsequent Purchasers") as may be approved by the holders of at least sixty percent (60%) of the Shares purchased at the First Closing. The maximum number of additional shares of Series D Stock that may be sold by the Company at each Subsequent Closing shall equal the difference between (x) 9,089,329 and (y) the number of Shares sold at the First Closing, the Second Closing and any prior Subsequent Closing(s). Each Subsequent Closing shall take place on such date or dates as shall be approved by the Company's Board of Directors (the "Board of Directors"). All such sales made at each Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. At each Subsequent Closing, each Subsequent Purchaser shall execute and deliver a counterpart signature page hereto, whereupon such Subsequent Purchaser shall become a "Purchaser" hereunder and the shares of Series D Stock purchased by such Subsequent Purchaser shall be deemed to be "Shares" for purposes of this Agreement. Promptly following each Subsequent Closing, the Company shall deliver to each Purchaser written notice of such Subsequent Closing (which notice shall specify the names of the Subsequent Purchasers and the number of Shares purchased) and shall cause this Agreement to

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be amended to complete Exhibit A-III to reflect the purchases made by the
Subsequent Purchasers.

          2.5 Terms of Sale of Shares. Without the prior written consent of the holders of at least sixty percent (60%) of the Shares purchased at the First Closing, the Company shall not sell any Shares to any Second Closing Purchaser, Additional Second Closing Purchaser or any Subsequent Closing Purchaser on terms different, in any respect whatsoever, from the terms on which the First Closing Purchasers purchase their Shares, nor shall any fee or other remuneration be paid or any equity or other interest (other than the Shares so purchased by such purchasers) be provided to any Second Closing Purchaser, Additional Second Closing Purchaser or any Subsequent Closing Purchaser in connection with its investment in Shares. In the event that the requisite holders of Shares purchased at the First Closing approve the sale of Shares to a Second Closing Purchaser, Additional Second Closing Purchaser or a Subsequent Closing Purchaser that provides for one or more terms different from the terms on which the First Closing Purchasers purchase their Shares, the First Closing Purchasers and any other then holders of Shares shall have the right to elect to have the same terms apply to their investment.

          2.6  Bridge Loan Warrants; Bridge Loan Agreement.

          (a) For purposes hereof, "Bridge Loan Warrants" shall mean those certain Preferred Stock Purchase Warrants issued to the Bridge Loan Purchasers pursuant to the Bridge Loan Agreement.

          (b) In the event that the Qualifying Closing occurs on or prior to the expiration of one hundred twenty (120) days after the First Closing Date, then in accordance with the terms of the Bridge Loan Warrants, each Bridge Loan Warrant shall be exercisable for such number of shares of Series D Stock (the "Bridge Loan Shares" and collectively with the Additional Warrant Shares and the Shortfall Warrant Shares, the "Warrant Shares")) as is equal to the quotient obtained by dividing: (i)(A) the entire individual Commitment Amount (as defined in the Bridge Loan Agreement) committed by the holder of the Bridge Loan Warrant multiplied by (B) forty percent (40%) by (ii) the Series D Price.

          (c) In the event that a Qualifying Closing occurs on or prior to the expiration of one hundred eighty (180) days after the First Closing Date, but does not occur on or prior to the expiration of one hundred twenty (120) days after the First Closing Date, then in accordance with the terms of the Bridge Loan Warrants, each Bridge Loan Warrant shall be exercisable for such number of Bridge Loan Shares as is equal to the quotient obtained by dividing: (i)(A) the entire individual Commitment Amount (as defined in the Bridge Loan Agreement) committed by the holder of the Bridge Loan Warrant multiplied by (B) fifty percent (50%) by (ii) the Series D Price.

          (d) In the event that a Qualifying Closing does not occur on or prior to the expiration of one hundred eighty (180) days after the First Closing Date, then in accordance with the terms of the Bridge Loan Warrants, each Bridge Loan Warrant shall be exercisable for such number of Bridge Loan Shares as is equal to the quotient obtained by dividing: (i)(A) the entire individual Commitment Amount (as defined in the Bridge Loan Agreement) committed by the holder of the Bridge Loan Warrant multiplied by (B) fifty percent (50%) by (ii) the quotient of

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(A) $40,000,000 divided by (B) the number of shares of Common Stock of the
Company issued and outstanding, on a fully-diluted, as-if-converted basis (treating all outstanding warrants, options or other rights convertible or exchangeable for shares of Common Stock of the Company as converted or exercised) immediately prior to the exercise of the Bridge Loan Warrant.

          (e) Contemporaneously with the consummation of the First Closing, the Bridge Loan Agreement and the rights and obligations of the parties thereto shall terminate and be of no further force or effect; provided, however, that such termination shall have no effect on the Bridge Loan Warrants, which shall survive such termination and any termination of this Agreement.

     3.   Representations and Warranties of the Company. For purposes of this
Section 3, all references to the Company shall include Sterling (other than Sections 3.1, 3.3, 3.5, 3.16, 3.17, 3.21, 3.22, and 3.23). Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at each Closing specifically identifying the relevant Section hereof, the Company hereby represents and warrants to each such Purchaser as of the date of each Closing as follows (such representations and warranties do not lessen or obviate the representations and warranties of each of the Purchasers set forth in this Agreement):

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E (the "Co-Sale Agreement"), and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit F (the "Voting Agreement") (collectively, the "Related Agreements"), and all other agreements required to be executed by the Company on or prior to the Closing, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Certificate of Incorporation and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, liabilities, financial condition, prospects or operations of the Company (a "Material Adverse Effect").

          3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.3  Capitalization; Voting Rights.

               (a) Immediately prior to the First Closing, the authorized capital stock of the Company will consist of: (i) 60,000,000 shares of Common Stock, par value $0.01 per share, 19,862,289 shares of which are issued and outstanding and 6,193,596 shares of which are reserved for future issuance to employees pursuant to the Company's 1999 Stock Incentive Plan

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and (ii) 25,741,868 shares of Preferred Stock, (A) 668,782 of which have been designated as Series A Preferred Stock, par value $0.01 per share, all of which is issued and outstanding, (B) 2,282,684 of which have been designated as Series B Preferred Stock, par value $0.01 per share, all of which are issued and outstanding, (C) 7,273,762 of which have been designated as Series C Preferred Stock, par value $0.01 per share, 6,576,246 of which are issued and outstanding and (D) 16,000,000 of which have been designated as Series D Preferred Stock, par value $0.01 per share, none of which are issued and outstanding.

               (b) Immediately prior to the Second Closing, and assuming that since the First Closing (x) the Company has not issued any additional capital stock and (y) no outstanding options or warrants to purchase capital stock of the Company are exercised, the authorized capital stock of the Company will consist of: (i) 60,000,000 shares of Common Stock, par value $0.01 per share, 19,862,289 shares of which are issued and outstanding and 6,193,596 shares of which are reserved for future issuance to employees pursuant to the Company's 1999 Stock Incentive Plan and (ii) 25,741,868 shares of Preferred Stock, (A) 668,782 of which have been designated as Series A Preferred Stock, par value $0.01 per share, all of which is issued and outstanding, (B) 2,282,684 of which have been designated as Series B Preferred Stock, par value $0.01 per share, all of which are issued and outstanding, (C) 7,273,762 of which have been designated as Series C Preferred Stock, par value $0.01 per share, 6,576,246 of which are issued and outstanding and (D) 16,000,000 of which have been designated as Series D Preferred Stock, par value $0.01 per share, 9,089,329 of which are issued and outstanding.

               (c) All issued and outstanding shares of the Company's Common Stock and Preferred Stock (a) have been duly authorized and validly issued to the persons listed on Exhibit G hereto, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

               (d) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation. The Series C Stock and Series D Stock are initially convertible into Common Stock on a one-for-one basis subject to Adjustment. The Series A and Series B Stock are convertible into Common Stock on a two-for-one basis subject to Adjustment. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth in Section 3.3, there are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Of the shares of Common Stock reserved for issuance under the Company's 1999 Stock Incentive Plan, (i) options to purchase 5,193,596 shares have been granted and are currently outstanding, and (ii) 1,000,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to such 1999 Stock Incentive Plan. When issued in compliance with the provisions of this Agreement, the Certificate of Incorporation, and the Notes, as the case may be, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed and pursuant to any agreements entered into in connection with this Agreement.

                                       -8-

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               (e)  No stock plan, stock purchase, stock option or other
agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

          3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto, the issuance of the Conversion Shares pursuant to the Certificate of Incorporation has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale and issuance of the Shares, and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.5 Financial Statements. The Company has made available to each Purchaser (a) its unaudited balance sheet at December 31, 2000 (the "Statement Date") and its unaudited consolidated statement of income and cash flows for the twelve month period ending on the Statement Date (the "Year End Financial Statements") and (b) its unaudited balance sheet, and unaudited consolidated statement of income and cash flows for each of the three (3) month period ending on March 31, 2001 and the six (6) month period ending on June 30, 2001 (the "Interim Financial Statements" and together with the Year End Financial Statements, the "Financial Statements"). The Year End Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition of the Company as of the Statement Date and the operating results of the Company during the period indicated therein. The Interim Financial Statements are complete and correct in all material respects and present fairly the financial condition of the Company as of the balance sheet date and the operating results of the Company during the period indicated therein, subject to normal recurring year end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

          3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

          3.7  Agreements; Action.

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

               (a) There are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders or employees, or any "affiliate" or "associate" of such (as such terms are defined in the rules and regulations promulgated under the Securities Act affiliates or any affiliate thereof.

               (b) There are no material agreements, understandings or proposed transactions between the Company, it affiliates, or to the Company's knowledge, any directors or any affiliate thereof and any company or other entity doing business with the Company or is in the same or similar business of the Company.

               (c) There are no agreements (other than partnership contracts), understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products or in connection with agreements entered into in the ordinary course of business), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services (other than provisions contained within agreements entered into in the ordinary course of business), or
(iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

               (d) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000 or in excess of $125,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business, (v) acquired the business or shares of another party, or (vi) entered into any distributor, sales representative or similar agreements.

               (e) For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

       3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

       3.9    Changes.  Since the Statement Date, there has not been:

              (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect on such assets, liabilities, financial condition, operations or prospects of the Company;

              (b) Any resignation or termination of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

              (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

              (d) Any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

              (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

              (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

              (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

              (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

              (i)  Any labor organization activity;

              (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

              (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

              (l) Any change in any material agreement to which the Company is a party or by which it is bound which has had or would reasonably be expected to have a Material Adverse Effect;

              (m) Any other event or condition of any character that, either individually or cumulatively, has had or would reasonably be expected to have a Material Adverse Effect; or

              (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

       3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

       3.11   Patents and Trademarks.

              (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products, and those arising in the ordinary course of business.

              (b) The Company is not aware of any allegations that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

              (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

              (d) The Company is not aware of any claims by any other person or entity contesting the validity, enforceability, use or ownership of any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted. The Company is not aware of any infringement or misappropriation by any other person or entity with respect to any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted.

       3.12   Compliance with Other Instruments.

              (a) The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any material term of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Incorporation, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such material term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

              (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement to which the Company is a party if such loss would have a Material Adverse Effect.

       3.13 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or its officers that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might have, either individually or in the aggregate, Material Adverse Effect or result in a change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

       3.14 Tax Returns and Payments. The Company has paid all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith (collectively, "Taxes") due as of the Closing Date. The Company has timely filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns (collectively, "Tax Returns") that the Company is required to file. The Tax Returns are true and correct and all taxes shown thereon to be due have been timely paid. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. The Company has either paid or established in the Financial Statements adequate reserves for the payment of all such Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns. None of the Company's federal income tax returns have been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom (including, but not limited to, federal income taxes and Federal Insurance Contribution Act taxes) and has paid all such amounts to the appropriate taxing authorities when due. The Company's net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Internal Revenue Code of 1986 as amended (the "Code"), and consummation of the transactions contemplated by this Agreement of by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

       3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon any termination of the employment of any such employees. Schedule 3.15 sets forth a true, correct and complete list of all employment, severance, non-competition, deferred compensation and similar arrangements between the Company and all officers, employees and consultants of the Company and all such arrangements with former officers, employees and consultants of the Company pursuant to which the Company is obligated to make any payments or provide any benefits. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

       3.16 Assignment of Inventions, Non-Disclosure and Non-Competition Agreements and Market Stand-off Agreements.

       (a) Each former and current employee, officer and consultant of the Company has executed an Assignment of Inventions, Non-Disclosure and Non-Competition Agreement in the form of Exhibit H attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Assignment of Inventions, Non-Disclosure and Non-Competition Agreement.

       (b) Each key employee of the Company and each holder of options to purchase equity and debt convertible into equity has executed a market stand-off agreement.

       3.17 Obligations of Management. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. To the Company's knowledge, no officer or key employee plans to work for a competing enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

       3.18   Registration Rights and Voting Rights.

             (a) Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

             (b) To the Company's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

       3.19 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares and the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

       3.20 Environmental and Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

       3.21 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

       3.22 Full Disclosure. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares and to the Company's knowledge, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) will have a Material Adverse Effect that have not been set forth in the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

       3.23 Minute Books. The minute books of the Company made available to the Purchasers contain a complete summary of all formal meetings of the directors and the shareholders of the Company since the time of incorporation.

       3.24 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations promulgated thereunder.

       3.25 Insurance. The Company has general business liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

       3.26 Tax Elections. The Company has not elected to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or its present properties or material assets.

       3.27 Business Plan. The Company is engaged primarily in the business of providing wireless enterprise solutions and Virtual Private Wireless Networks for major corporations, affinity groups and e-businesses.

       3.28 Criminal History. To the Company's knowledge, during the past ten (10) years, no Company director, officer or management member has been arrested or convicted of any material crime, nor have any of them been bankrupt or an officer or director of a bankrupt Company.

       3.29 Small Business Concern. The Company (together with its "affiliates" as that term is defined in Title 13 of the Code of Federal Regulations ("C.F.R."), (S) 121.103) is a "small business concern" within the meaning of the Small Business Investment Act of 1958, and the regulations thereunder, including (S) 121.802(a) of Title 13 of the C.F.R. The Company acknowledges that Core Capital Partners, L.P. is a small business investment company licensed by the Small Business Administration ("SBA") and that it is relying upon this representation.

   4. Representations And Warranties Of The Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

       4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Initial Closing or the Subsequent Closing, as applicable. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

       4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

             (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares or the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

             (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

             (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

             (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

             (e) Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

             (f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

             (g) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

       4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

   5. Conditions To Closing.

       5.1 Conditions to Purchasers' Obligations at the First Closing. Each of the First Closing Purchasers' obligations to purchase the Shares at the First Closing are subject to the satisfaction, at or prior to such date, of the following conditions:

              (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct as of the First Closing Date with the same force and effect as if they had been made as of such date and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such date.

             (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the First Closing).

             (c) Filing of Certificate of Incorporation. The Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect as of the First Closing.

             (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

             (e) Reservation of Conversion Shares. The Conversion Shares shall have been duly authorized and reserved for issuance upon such conversion or exercise, as the case may be.

             (f) Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the First Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied.

             (g) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Investor Rights Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Investor Rights Agreement.

             (h) Right of First Refusal and Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Co-Sale Agreement.

             (i) Voting Agreement. The Voting Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the shares subject to the Voting Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Voting Agreement.

             (j) Employment Agreements. The Employment Agreements by and between the Company and each of David A. Steinberg and Anthony Russo shall be in full force and effect.

             (k) Board of Directors. Upon the First Closing, the authorized size of the Board of Directors of the Company shall be seven (7) members and the Board shall consist of: Thomas A. Smith, David A. Steinberg, John Sculley, Ira Brind, John M. LaPides, Robert S. Adelson and Mark Levine.

             (l) Legal Opinion. The First Closing Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the First Closing Date, in substantially the form attached hereto as
Exhibit I.

           (m) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                     (1) Certified Charter Documents. A copy of the Company's Certificate of Incorporation (certified by the Delaware Secretary of State) and Bylaws, as amended (and further amended to provide that any two directors or holders of at least fifty-one percent (51%) of the Common Stock and Preferred Stock of the Company then outstanding on an as converted basis, voting as a single class, may call a meeting of the Board of Directors), certified by the Secretary of the Company as true and correct as of the First Closing.

                     (2) Secretary's Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                     (3) Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the approval of this Agreement and the Related Agreements, the election of the Board of Directors and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.

                     (4) Good Standing Certificate. A good standing certificate issued by the Delaware Secretary of State and any other state where the Company is qualified to do business dated within fifteen (15) days prior to the First Closing.

           (n) Assignment of Inventions, Non-Disclosure and Non-Competition Agreement. The Company and each of its former senior management and current employees, senior management, officers and consultants, shall have entered into the Assignment of Inventions, Non-Disclosure and Non-Competition Agreement.

           (o) Due Diligence. The Purchasers shall have completed, to their sole satisfaction, their due diligence review of the Company.

           (p) SBIC Documentation. The Company shall have completed and delivered the following forms concerning the status of Core Capital Partners, L.P. as a Small Business Investment Company; (a) SBA Form 480, Size Status Declaration; (b) SBA Form 652-D, Assurance of Compliance for Non-Discrimination; and (c) SBA Form 1031, Portfolio Financing Report.

           (p) Blue Sky Approvals. The Company shall have obtained all necessary Blue Sky Law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares to be sold at the First Closing or at such time thereafter as may be required by applicable statute.

       5.2 Conditions to Bridge Loan Purchasers' Obligations at the Second Closing. The obligation of any Bridge Loan Purchaser to purchase Shares at the Second Closing is subject to the satisfaction, to the following conditions:

       (a)  Qualifying Closing.  The Second Closing shall be a Qualifying
Closing.

       (b) Compliance Certificate. The Company shall have delivered to the Bridge Loan Purchasers purchasing Shares at the Second Closing a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Second Closing Date, to the effect that the conditions specified in subsections
(a) and (b) of this Section 5.2 have been satisfied.

       5.3 Additional Conditions to Purchasers' Obligations at the Second Closing. In addition to the conditions set forth in Section 5.2 with respect to the Bridge Loan Purchasers, each of the Second Closing Purchasers' obligations to purchase Shares at the Second Closing are subject to the satisfaction, at or prior to the Second Closing Date, of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct as of the Second Closing Date with the same force and effect as if they had been made as of such date and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such date; provided, however, the Company shall be permitted to provide an updated Schedule of Exceptions to the representations and warranties made by the Company in Section 3 hereof at the Second Closing.

            (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Second Closing).

            (c) Certificate of Incorporation. The Certificate of Incorporation shall continue to be in full force and effect as of the Second Closing.

            (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

            (e) Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing, to the effect that the conditions specified in subsections (a), (b) and (c) of this Section 5.3 have been satisfied.

            (f) Related Agreements. The Related Agreements shall be in full force and effect and each of the Second Closing Purchasers shall have been executed and delivered to the Company counterpart signature pages thereto.

            (g) Employment Agreements. The Employment Agreements by and between the Company and each of David A. Steinberg and Anthony Russo shall be in full force and effect.

            (h) Legal Opinion. The Second Closing Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Second Closing Date, in substantially the form attached hereto as
Exhibit I.

            (i) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                      (1) Certified Charter Documents. A copy of the Company's Certificate of Incorporation (certified by the Delaware Secretary of State) and Bylaws, as amended, certified by the Secretary of the Company as true and correct as of the Second Closing.

                      (2) Good Standing Certificate. A good standing certificate issued by the Delaware Secretary of State and any other state where the Company is qualified to do business dated within fifteen (15) days prior to the Second Closing.

            (j) Blue Sky Approvals. The Company shall have obtained all necessary Blue Sky Law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares to be sold at the Second Closing or at such time thereafter as may be required by applicable statute.

       5.4 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at each Closing to each Purchaser purchasing Shares at such Closing (a "Participating Purchaser") is subject to the satisfaction, on or prior to such Closing, of the following conditions:

            (a) Payment. Each Participating Purchaser shall have delivered to the Company payment in accordance with Section 2.

            (b) Representations and Warranties True. The representations and warranties in Section 4 made by each Participating Purchaser shall be true and correct at the date of such Closing with the same force and effect as if they had been made on and as of said date.

            (c) Performance of Obligations. Such Participating Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Participating Purchaser on or before such Closing.

            (d) Related Agreements. Each of the Related Agreements shall have been executed and delivered by such Participating Purchaser.

            (e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to such Closing).

   6.  Miscellaneous.

       6.1 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law or conflicts of law provisions thereof.

       6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

       6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

       6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements, the Bridge Loan Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

       6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       6.6  Amendment and Waiver.

            (a) This Agreement may be amended or modified only by the written consent of the Company and holders of more than sixty-six and two-thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

            (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

       6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Certificate of Incorporation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Certificate of Incorporation or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Certificate of Incorporation must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Certificate of Incorporation, the Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

       6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or such Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

       6.9  Expenses.

       (a) The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

       (b)  The Company shall reimburse Core Capital Partners, L.P. for
(i) up to $25,000 of fees and expenses, including reasonable attorneys' fees, in connection with the transactions contemplated by the Bridge Loan Agreement and
(ii) up to $25,000 of fees and expenses, including reasonable attorneys' fees, in connection with the transactions contemplated by the First Closing. To the extent that the fees and expenses relating to the transactions contemplated by the Bridge Loan Agreement are less than $25,000, the difference shall be applied on a dollar-for-dollar basis to increase the maximum reimbursable amount in connection with the transactions contemplated by the First Closing. At the First Closing, such maximum fees and expenses of $50,000 will be withheld by Core Capital Partners, L.P. and any portion thereof which is not applied to reimbursable fees and expenses will be returned to the Company promptly thereafter.

       (c) The Company shall reimburse Core Capital Partners, L.P. for up to $15,000 in the aggregate for fees and expenses, including reasonable attorneys' fees, in connection with the transactions contemplated by the Second Closing. To the extent that the fees and expenses relating to the transactions comtemplated by the First Closing are less than $25,000, the difference shall be applied on a dollar-for-dollar basis to increase the maximum reimbursable amount in connection with the transactions contemplated by the Second Closing. At the Second Closing, such maximum fees and expenses of $15,000 will be withheld by Core Capital Partners, L.P. and any portion thereof which is not applied to reimbursable fees and expenses will be returned to the Company promptly thereafter.

        6.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.13 Broker's Fees. Except as set forth in the Schedule of Exceptions, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company shall be responsible for any broker's or finder's fees or other commissions disclosed on the Schedule of Exceptions. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

        6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

        6.15 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

        6.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

        6.17 Mutual Drafting. This Agreement is the result of the joint efforts of the Company and each of the Purchasers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

        6.18 Additional Investors. The addition of counterpart signature pages to this Agreement, or the revision of Exhibit A to this Agreement in accordance with Section 2 shall not be deemed an amendment to this Agreement requiring the consent of the parties pursuant to Section 6.6.



                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                      COMPANY:

                                      INPHONIC, INC.

                                      By:  /s/ David A. Steinberg
                                          ----------------------------------
                                      David A. Steinberg
                                      Chairman and Chief Executive Officer

                                      Address:  1010 Wisconsin Avenue, N.W.
                                                Suite 250
                                                Washington, D.C.  20007

                                      STERLING:

                                      STERLING COMMUNICATIONS, INC.

                                      By:  /s/ David A. Steinberg
                                          ----------------------------------
                                      Name:
                                      Title:

                                      Address:  1010 Wisconsin Avenue, N.W.
                                                Suite 250
                                                Washington, D.C.  20007

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      MID-ATLANTIC VENTURE FUND III, L.P.

                                      By: MAVF III Partners, L.P.,
                                          a Pennsylvania limited partnership

                                      Its: General Partner

                                      By: MAVF III G.P., Inc.,
                                          a Pennsylvania corporation

                                      Its: General Partner

                                      By:  /s/ Thomas A. Smith
                                        ------------------------------------
                                               Thomas A. Smith

                                      Its: Director

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      RAFNET VENTURES

                                      By:      Robert Adelson
                                           ---------------------------------
                                      Name:
                                             -------------------------------
                                      Title:
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      CMS TECH CO-INVESTMENT SUBPARTNERSHIP

                                      By:  /s/ Ingrid R. Welch
                                           ---------------------------------
                                      Name:    Ingrid R. Welch
                                             -------------------------------
                                      Title:   Authorized Signatory
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      CMS PEP XIV CO-INVESTMENT SUBPARTNERSHIP

                                      By:  /s/ Ingrid R. Welch
                                           ---------------------------------
                                      Name:    Ingrid R. Welch
                                             -------------------------------
                                      Title:   Authorized Signatory
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                           /s/ Bruce C. Lindsay
                                           ---------------------------------
                                               Bruce C. Lindsay

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      LBL EVENTURES, LLC

                                      By:  /s/ John LaPides
                                           ---------------------------------
                                      Name:
                                             -------------------------------
                                      Title:   Member
                                             ------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      CORE CAPITAL PARTNERS, L.P.

                                      By:  /s/ Mark J. Levine
                                        ------------------------------------
                                               Mark J. Levine,
                                               Managing Director

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      MINOTAUR LLC

                                      By:  /s/ Mark J. Levine
                                           ---------------------------------
                                               Mark J. Levine,
                                               Managing Member

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      BRIND INVESTMENT PARTNERS II

                                      By:  /s/ Ira Brind
                                           ---------------------------------
                                      Name:    Ira Brind
                                             -------------------------------
                                      Title:   Partner
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      SIGNATURE21CAPITAL

                                      By:  /s/ John Sculley
                                           ---------------------------------
                                               John Sculley

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      WYNNEFIELD PRIVATE EQUITY PARTNERS I, LP

                                      By:  /s/ Samuel P. Katz
                                           ---------------------------------
                                      Samuel P. Katz, Managing Member
                                      WYNNEFIELD CAPITAL, LLC
                                      General Partner for
                                      WYNNEFIELD GP, L.P.
                                      General Partner for
                                      WYNNEFIELD PRIVATE EQUITY PARTNERS I, L.P.
                                      Suite 422, One Presidential Boulevard
                                      Bala Cynwyd, PA 19004

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      THIRTY-FIVE EAST PARTNERS (ELEVEN) LLC

                                      By:  /s/ Todd J. Slotkin
                                           ---------------------------------
                                           Todd J. Slotkin,
                                           Executive Vice President
                                           And Chief Executive Officer

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      VENTURE INVESTMENT PARTNERS I LLC

                                      By:  /s/ Richard L. Tuch
                                           ---------------------------------
                                      Name:    Richard L. Tuch
                                             -------------------------------
                                      Title:   Managing Partner
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      ARGOSY INVESTMENT PARTNERS II, LP

                                      By:  Argosy Associates, L.P.


                                      By:  /s/ Kirk B. Griswold
                                           ---------------------------------
                                      Name:
                                             -------------------------------
                                      Title:   V.P. of G.P.
                                             -------------------------------

                                 INPHONIC, INC.

                           SERIES D PURCHASE AGREEMENT

                           COUNTERPART SIGNATURE PAGE



         IN WITNERSS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                      SPRING CAPITAL PARTNERS, LP

                                      By:  SPRING CAPITAL INVESTORS, LLC

                                      Its:  General Partner

                                      By:  /s/ Robert M. Stewart
                                           ---------------------------------
                                      Name:    Robert M. Stewart
                                             -------------------------------
                                      Title:   Member
                                             -------------------------------